UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021 (October 3, 2021)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  1.01 Entry into a Material Definitive Agreement

On October 3, 2021, Sino-Global Shipping America, Ltd. (the “Company”) entered into a Strategic Alliance Agreement (the “Agreement”) with Shenzhen Highsharp Electronic Ltd. (“Highsharp”) to establish a joint venture (“JV”) for collaborative engineering, technical development and commercialization of a proprietary bitcoin mining machine under the name Thor, with exclusive rights covering design production, intellectual property, branding, marketing and sales.

The JV will develop, and be exclusively licensed to manufacture, market and sell the Thor Bitcoin Mining Machine worldwide. The JV will own all intellectual property rights related to the Thor Bitcoin Mining Machine, including without limitation any modifications and improvements thereof. The Company has agreed to invest an estimated $50 million to support work performed in the U.S., including but not limited to design, testing and integration. Highsharp will be the exclusive designated supplier of high-performance computing chips for the Joint Venture. On October 4, 2021, the Company issued a press release announcing the Agreement.

Item  9.01. Financial Statements Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Strategic Alliance Agreement dated October 3, 2021
99.1	Press release of Sino-Global Shipping America, Ltd. dated October 4, 2021
104	Inline iXBRL language is updated in the Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer

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